BARRETT BUSINESS SERVICES, INC.
                        STATEMENT OF CALCULATION OF BASIC
                      AND DILUTED COMMON SHARES OUTSTANDING


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                                                                                    Three Months
                                                                                        Ended
                                                                                    June 30, 1998
                                                                                    -------------


     Weighted average number of basic shares outstanding                               7,666,230
     Stock option plan shares to be issued at prices
        ranging from $3.50 to $18.00 per share                                           709,000
     Warrants issued at a price of $4.20 per share                                         8,571
     Less:   Assumed purchase at average market price
             during the period using proceeds received upon
             exercise of options and purchase of stock, and
             using tax benefits of compensation due to premature
             dispositions                                                               (661,654)
                                                                                       ---------
     Weighted average number of diluted shares outstanding                             7,722,147
                                                                                       =========
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